UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2022

CONTINENTAL RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Oklahoma	001-32886	73-0767549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

(405) 234-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On November 10, 2022, Continental Resources, Inc., an Oklahoma corporation (the “Company”), as borrower, entered into an unsecured Term Loan Agreement (the “Term Loan Agreement”) with MUFG Bank, Ltd., as Administrative Agent and the other lenders named therein (the “Term Loan Credit Facility”). MUFG Bank, Ltd. and BofA Securities, Inc., Mizuho Bank, Ltd., Royal Bank of Canada, TD Securities (USA) LLC, Truist Securities, Inc., Wells Fargo Securities, LLC and Manufacturers and Traders Trust Company, were joint lead arrangers and joint book runners for the Term Loan Credit Facility. Under the Term Loan Credit Facility, the Company has a borrowing capacity of $750 million and the Term Loan Credit Facility has a maturity date in November 2025. The Company’s obligations under the Term Loan Credit Facility are guaranteed by its subsidiaries Banner Pipeline Company, L.L.C., an Oklahoma limited liability company, The Mineral Resources Company, an Oklahoma corporation, CLR Asset Holdings, LLC, an Oklahoma limited liability company, SCS1 Holdings LLC, an Oklahoma limited liability company, Continental Innovations LLC, an Oklahoma limited liability company, Jagged Peak Energy LLC, a Delaware limited liability company, and Parsley SoDe Water LLC, a Delaware limited liability company (collectively, the “Restricted Subsidiaries”).

The Term Loan Agreement contains customary covenants and restrictive provisions which may, among other things, (i) restrict the ability of the Company and its Restricted Subsidiaries to create or incur liens or engage in sale and leaseback transactions, (ii) limit the amount of debt that can be incurred by the subsidiaries of the Company that do not guarantee the Term Loan Credit Facility and (iii) restrict the ability of the Company to merge or consolidate in a transaction where the Company is not the surviving entity (provided that the Company may enter into such transaction subject to conditions set forth in the Term Loan Agreement) or sell all or substantially all of its assets. Additionally, the Term Loan Agreement also contains a financial covenant that requires the Company to maintain a net debt to total capitalization ratio that does not exceed 0.65 to 1.0. The Term Loan Agreement also contains a change in control provision under which an Event of Default would occur if (a) prior to the Merger Closing Date (as defined in the Term Loan Agreement), any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Hamm Group (as defined in the Term Loan Agreement) becomes the direct or indirect beneficial owner of more than 50% of the voting stock of the Company and (b) on and after the Merger Closing Date, the Hamm Group fails to have the beneficial ownership of more than 50% of the voting stock of the Company.

The Term Loan Agreement provides for borrowings of either, at the Company’s option, alternate base rate loans or SOFR loans. Alternate base rate loans bear interest at a rate per annum equal to the greatest of (a) the reference rate as publicly announced from time to time by MUFG Bank, Ltd., (b) the federal funds effective rate, plus 1/2 of 1% and (c) the adjusted term SOFR rate for an interest period of one month plus 1%.

The Term Loan Agreement includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; failure to observe or perform covenants; inaccuracy of representations and warranties in any material respect; cross-payment default with respect to payments in excess of $10 million in the aggregate owed in respect of indebtedness in an aggregate principal amount exceeding $100 million; cross acceleration in connection with certain indebtedness with an aggregate principal amount in excess of $100 million; bankruptcy; judgments involving liability exceeding $100 million that are not paid; and certain ERISA events. Many events of default are subject to customary notice and cure periods.

The above description of the material terms and conditions of the Term Loan Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment No. 2 to Revolving Credit Agreement

On November 10, 2022, the Company, as borrower, also entered into that certain Amendment No. 2 to Revolving Credit Agreement, with the Restricted Subsidiaries, as guarantors, MUFG Bank, Ltd., as administrative agent, and the lenders party thereto, which, among other things, amended the definition of “Change in Control” in that certain Revolving Credit Agreement by and among the Company, as borrower, MUFG Bank, Ltd., as administrative agent, and the lenders and issuing banks party thereto dated as of October 29, 2021 (as amended by that certain Amendment No. 1 and Agreement, dated as of August 24, 2022, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), so that such definition is consistent with the corresponding definition in the Term Loan Agreement discussed above.

The above description of the material terms and conditions of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

10.1	Term Loan Agreement, dated as of November 10, 2022, by and among Continental Resources, Inc., as borrower, and MUFG Bank, LTD., as administrative agent, and the banks and other financial institutions party thereto as lenders.

10.2	Amendment No. 2 to Revolving Credit Agreement, dated as of November 10, 2022, by and among (i) Continental Resources, Inc., as borrower, (ii) Banner Pipeline Company, L.L.C., CLR Asset Holdings, LLC, The Mineral Resources Company, Continental Innovations LLC, SCS1 Holdings LLC, Jagged Peak Energy LLC and Parsley SoDe Water LLC, as guarantors, (iii) MUFG Bank, LTD., as administrative agent, and (iv) the banks and other financial institutions party thereto as lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2022

CONTINENTAL RESOURCES, INC.

By:	/s/ John D. Hart
Name:	John D. Hart
Title:	Chief Financial Officer and Executive Vice President of Strategic Planning

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